                                                                    Exhibit 4.16

                        DATED THE 30TH DAY OF JUNE, 1999

                         ASM PACIFIC TECHNOLOGY LIMITED

              THE COMPANIES WHOSE NAMES ARE SET OUT IN THE SCHEDULE

                                       and

                    A.H. DEL PRADO and LAM SEE PONG, PATRICK



                ------------------------------------------------
                                SUPPLEMENTAL DEED
                                   RELATING TO
                       THE EMPLOYEE SHARE INCENTIVE SCHEME
                                       OF
                         ASM PACIFIC TECHNOLOGY LIMITED

               --------------------------------------------------








                              JENNIFER CHEUNG & CO.
                                   Solicitors
                                    Hong Kong
                                  (JC/0020/99)

THIS SUPPLEMENTAL DEED is made the 30th day of June, 1999

BETWEEN   :

(1) ASM PACIFIC TECHNOLOGY LIMITED whose registered office is at Caledonian House, Grand Cayman, Cayman Islands, British West Indies (the "Company");

(2)      THE COMPANIES whose names are set out in the Schedule; and

(3) A.H. DEL PRADO of Jan Steenlan 9,3723 BS Bilthoven, the Netherlands and Lam See Pong, Patrick of Princess Terrace, 11th Floor, Block A, 21 Man Fuk Road, Kowloon, Hong Kong (the "First Trustees").

WHEREAS:

(A) The Company, ASM Asia Limited, ASM Assembly Automation Limited, Advanced Semiconductor Materials (Overseas) Limited (which was dissolved on 21st December, 1993), ASM Assembly Materials Limited and the First Trustees executed a deed dated 23rd March, 1990 relating to the establishment of a share incentive scheme for the provision by the Company and other Participating Companies of funds for the subscription or purchase by the Trustees of Shares (the "Deed"). The other companies named in the Schedule hereto are Participating Companies joining the Scheme subsequent to the date of the Deed.

(B) By a resolution of the shareholders of the Company passed on 25th June, 1999, amendments to the Rules were approved.

NOW THIS SUPPLEMENTAL DEED WITNESSETH as follows:

1.       Definitions

         Words and expressions defined in the Deed and the rules set out in
         Schedule 1 to the Deed shall, unless the context otherwise requires, have the same meanings in this Supplemental Deed, including the recitals hereto.

2.       Alterations to the Scheme

2.1      The parties hereto agree that the Rules shall be amended as follows:

         (a) The existing provisions of Rule 2.1.1 be deleted and be replaced by the following:

                  "2.1.1. what percentage of the consolidated profits (before tax and extraordinary items) of the Group in respect of the said previous year shall be paid to the trustees to be held by them upon the terms of the Scheme, provided that such shall not exceed 2 percent."

         (b) The existing provisions of Rule 4.1 be deleted and be replaced by the following with effect from 23rd March, 2000:

                  "4.1 The maximum aggregate number of Shares which may be subscribed for or purchased by the Trustees pursuant to the Scheme after 23rd March, 2000 shall not exceed 5 percent, of the issued share capital of the Company from time to time, excluding any Shares acquired pursuant to the Scheme since 23rd March, 1990, provided that not more than 2 percentage, of the number of Shares in issue at the commencement of any year (excluding any Shares subscribed for or purchased then under the Scheme since 23rd March,
                           1990) may be subscribed for or purchased pursuant to the Scheme in that year."

         (c) Rule 8.2 of the Scheme be amended to the effect that the Scheme shall only terminate on 23rd March, 2010 and that the figure "10th" appearing in such Rule be deleted and be replaced by the figure "20th".

2.2 Save as amended aforementioned, all the terms and conditions contained in the Scheme and the Deed shall remain in full force and effect.

3.       Governing Law

         This Supplemental Deed shall be governed by and construed in accordance with the laws of Hong Kong.

IN WITNESS whereof these presents have been entered into the day and year first above written.

THE COMMON SEAL of ASM PACIFIC      )
TECHNOLOGY LIMITED was              )
hereunto affixed in the             )
presence of:                        )




/s/  Arthur H. del Prado                    /s/  Patrick Lam See Pong
------------------------------------        ------------------------------------
A.H. Del Prado                              Lam See Pong, Patrick
Director                                    Director

THE COMMON SEAL of ASM ASIA         )
LIMITED was hereunto affixed        )
in the presence of:                 )




/s/  Arthur H. del Prado                    /s/  Patrick Lam See Pong
------------------------------------        ------------------------------------
A.H. Del Prado                              Lam See Pong, Patrick
Director                                    Director




THE COMMON SEAL of ASM              )
ASSEMBLY AUTOMATION LIMITED         )
was hereunto affixed in the         )
presence of:                        )




/s/  Arthur H. del Prado                    /s/  Patrick Lam See Pong
------------------------------------        ------------------------------------
A.H. Del Prado                              Lam See Pong, Patrick
Director                                    Director




THE COMMON SEAL of ASM              )
ASSEMBLY MATERIALS LIMITED          )
was hereunto affixed in the         )
presence of:                        )




/s/  Arthur H. del Prado                    /s/  Patrick Lam See Pong
------------------------------------        ------------------------------------
A.H. Del Prado                              Lam See Pong, Patrick
Director                                    Director

THE COMMON SEAL of ASM              )
TECHNOLOGY SINGAPORE PTE            )
LIMITED was hereunto affixed        )
in the presence of:                 )




/s/  Arthur H. del Prado                    /s/  Patrick Lam See Pong
------------------------------------        ------------------------------------
A.H. Del Prado                              Lam See Pong, Patrick
Director                                    Director




THE COMMON SEAL of CAPITAL          )
EQUIPMENT DISTRIBUTION LIMITED      )
was hereunto affixed in the         )
presence of:                        )




/s/  Patrick Lam See Pong                   /s/  Alan Fung Shu Kan
------------------------------------        ------------------------------------
Lam See Pong, Patrick                       Fung Shu Kan, Alan
Director                                    Director

SIGNED SEALED AND DELIVERED by      )
A.H. DEL PRADO in the presence      )
of:                                 )


/s/  Trudy Veldhuisen                       /s/  Arthur H. del Prado
------------------------------------
Trudy Veldhuisen

SIGNED SEALED AND DELIVERED by      )
LAM SEE PONG, PATRICK in the        )
presence of:                        )


/s/  Amy Wong Yee Man                       /s/  Patrick Lam See Pong
------------------------------------
Wong Yee Man, Amy

                                    SCHEDULE

                         PARTICIPATING NEW SUBSIDIARIES

ASM ASIA LIMITED

ASM ASSEMBLY AUTOMATION LIMITED

ASM ASSEMBLY MATERIALS LIMITED

ASM TECHNOLOGY SINGAPORE PTE LIMITED

CAPITAL EQUIPMENT DISTRIBUTION LIMITED